                                    Page 11 of 12 Pages

Transaction Schedule
From 06-28-98 To 08-28-98

All transactions were executed on the primary exchange for the Issuer unless otherwise indicated.

                                               Exec.
Date        Acct ID     Trans     Qty          Price
--------  -------     -----       ---------   ---------
07-01-98    bamco       buy        10,000     27.1175
08-05-98    bamco       buy        20,000     23.8969
08-05-98    bamco       buy        10,000     24.5000
08-05-98    bamco       buy       150,000     23.7500
08-05-98    bamco       buy        25,000     24.1680
08-06-98    bamco       buy        20,000     24.5000
08-07-98    bamco       buy         5,000     25.6250
08-14-98    bcm         buy         4,400     27.1932
08-21-98    bcm         buy         5,000     26.7375
08-25-98    bcm         buy        37,700     26.7976
08-26-98    bcm         buy        35,000     26.5625
08-27-98    bcm         buy        32,300     24.9553
08-28-98    bcm         buy        20,000     24.2500